Exhibit 1.01

Quad/Graphics, Inc.
Conflict Minerals Report
for the Year Ended December 31, 2017

This conflict minerals report (this "Report") for the year ended December 31, 2017, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the "Rule").

I.	Introduction

Quad/Graphics, Inc. (the "Company" or "we," "our" or "us") is a leading marketing solutions provider. The Company leverages its strong print foundation as part of a much larger, robust integrated marketing platform that helps marketers and content creators improve the efficiency and effectiveness of their marketing spend across online media channels. In the vast majority of our business, conflict minerals have not been found to be necessary to the production of any product manufactured or contracted to be manufactured by the Company. However, one of our former subsidiary companies, Quad/Tech, Inc. ("QuadTech"), manufactured printing equipment and related products. Certain of the products manufactured by QuadTech contained materials or components that use tin, tantalum, tungsten and/or gold ("3TG"). As of December 7, 2017, QuadTech sold all of its assets relating to its business to Baldwin Technology Company. This Report reflects our ownership and operation of the QuadTech business during calendar year 2017 prior to December 7, 2017.

The Company is far removed from the sources of ore from which 3TG are produced and the smelters/refiners that process those ores; our efforts undertaken to identify the country(ies) of origin of those ores as described in this Report reflect our circumstances and position in the supply chain. We believe the amount of information that is available globally on the traceability and sourcing of these ores is limited at this time.

II.	Reasonable Country of Origin Inquiry

We designed a country of origin inquiry for products manufactured by QuadTech to provide a reasonable basis for us to determine whether we source 3TG from the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"). There are many tiers of suppliers between QuadTech and the smelters and refiners who process 3TG. The number of tiers depends on the components provided to QuadTech by suppliers. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG contained in the products QuadTech manufactured or contracted to manufacture.

We relied on QuadTech's direct suppliers to provide information on the origin of 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower-tier suppliers. We asked the identified direct suppliers of material that could potentially contain 3TG to provide answers to our Supply Chain Compliance Questionnaire, which we adapted from the Responsible Minerals Initiative's (formerly known as Conflict-Free Sourcing Initiative) Conflict Minerals Reporting Template (the "Template") to reflect the Company's position on the supply chain. The Template is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide.

We received responses from approximately 52% of the surveyed suppliers. Of that 52%, 91% completed the Supply Chain Compliance Questionnaire. We believe that our response rate was lower this year because QuadTech is no longer our subsidiary, and therefore, its suppliers are no longer direct suppliers to us. We reviewed all received responses both for completeness and internal consistency of the responses contained in each questionnaire. Where necessary, we required suppliers to provide corrections and clarifications to address any internal inconsistencies in the responses contained in their respective questionnaires. However, if a supplier required more information on the specific QuadTech part number(s) purchased or requested that we contact the product manufacturer directly to complete our information request, we were unable to pursue a complete response since we no longer have access to critical supplier information contained in QuadTech's procurement systems.

We believe we conducted our country of origin inquiry in good faith and that our process was reasonably designed to allow us to make our determination.

After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of QuadTech's products may have originated in a Covered Country during calendar year 2017, all within the meaning of the Rule. Therefore, we determined that the Rule required that we exercise due diligence regarding the source of such 3TG.

III.	Design of Due Diligence Measures

We designed our overall conflict minerals due diligence procedures based on the framework of the Organisation for Economic Co-operation and Development ("OECD") for conducting due diligence regarding the source and chain of custody of conflict minerals. This framework is found in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the related supplements on tin, tantalum, tungsten and gold.

IV.	Due Diligence Measures Performed by the Company

Consistent with the due diligence framework discussed above, we performed the following due diligence measures over our conflict minerals supply chain.

Company Management Systems. As necessary, we established and strengthened our internal management systems in support of our due diligence efforts:

•	We reviewed and maintained a company-wide Policy on Conflict Minerals (our "Conflict Minerals Policy") that can be located on our website at www.qg.com/pdfs/supplier-information/ConflictMinerals.pdf.

•
We continued to work toward establishing better controls and transparency over our conflict minerals supply chain by increasing awareness internally and made Conflict Minerals-related expectations a part of company communications, as deemed appropriate.

Supply Chain Risk Assessment. As discussed above, QuadTech's supply chain was complex, with many tiers of suppliers between QuadTech and the smelters and refiners. As a result, we used a risk-based approach to carrying out our due diligence, focusing our efforts where we believe the risk is most prevalent. This approach begins with assessing the risk in our supply chain.

•
First, we attempted to identify, to the best of our efforts, the smelters and refiners that may have processed the 3TG in our products and the countries of origin of such minerals. Because we do not have a direct relationship with smelters or refiners, we rely on information provided by our suppliers to determine the smelters and refiners in our supply chain.

•
Next, we attempted to identify the risk associated with each smelter or refiner, based on participation with third-party audit programs like the Responsible Minerals Initiative's Responsible Minerals Assurance Process ("RMAP") and other publicly available information. We are largely unable to assess smelters and refiners directly because we have no direct relationship with them.

Risk Management. Although we currently do not use any 3TG in our products, we have previously taken a systematic approach to managing any supply chain risks associated with 3TG, and would do so again to the extent such risks may arise in the future.

•	We reported any suppliers using high-risk smelters or refiners to Company management.

•	We devised and implemented a risk management plan specific to the individual supplier's circumstances. Such plans typically include greater engagement with the supplier.

•	We continued to monitor the supplier for compliance, as necessary.

Support for Independent Third-Party Audit Programs. As mentioned above, because we lack a direct relationship with the smelters and refiners in our supply chain, we have little opportunity to assess smelters' and refiners' due diligence practices directly. Nevertheless, we support third-party audit programs like the RMAP through our own procurement practices and by encouraging our direct suppliers to source only from smelters and refiners verified by such programs.

Report on Supply Chain Due Diligence. Consistent with our framework and when required under the Rule, we file this Report to make our due diligence efforts public.

V.	Due Diligence Results

The large majority of the responses we received pursuant to the due diligence process provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly related to a part number that the supplier supplies to us. Additionally, some suppliers were otherwise unable to specify the smelters or refiners used for components supplied to us.

However, based on information we obtained, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex I to this Report may have been used to process the 3TG contained in the products manufactured by QuadTech. Based on the information we obtained as well as information from the Responsible Minerals Initiative and other sources, we believe that, to the best of our knowledge, the countries of origin for the 3TG contained in the products manufactured by QuadTech include the countries listed in Annex II to this Report, as well as scrap and recycled sources. Additionally, we cross-checked the list of smelters and refiners in Annex I with the list of smelters and refiners who are compliant with the Responsible Minerals Initiative's RMAP.

Of the surveys received, thirty-three indicated that their supply chains include material sourced from covered countries. Of those thirty-three responses:

•
Twenty-four suppliers listed the same smelter for tin, Phoenix Metal Ltd., Rwanda. This smelter was listed in Active status on the Responsible Minerals Initiative website in 2016, indicating that they have committed to undergo an RMAP audit or are participating in one of the cross-recognized certification programs. However, our due diligence in 2017 uncovered that this smelter is no longer in operation and therefore no longer listed in Active status on the Responsible Minerals Initiative website.

•
The remaining nine suppliers listed the same smelter for gold, Universal Precious Metals, Zambia. This smelter is not listed in Active nor Conformant status on the Responsible Minerals Initiative website.

VI.	Actions to Improve Our Due Diligence

During calendar year 2017, we continued to support the following improvements to our due diligence processes:

•	maintained communication of expectations with internal stakeholders;

•	confirmed our approach to Conflict Minerals reporting;

•	continued reviewing those in our supply chain that may have provided 3TG materials; and

•	maintained tools and processes to better track the progress of suppliers in the reasonable country of origin and due diligence processes.

Annex I

Listing of Smelters and Refiners

Mineral	Smelter/Refiner	Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining Co LTD (Dowa Mining Co. Ltd)	JAPAN
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	REPUBLIC OF KOREA
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold (Private, 100%)	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd. OR Hunan Chenzhou Mining Industry Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc. (USA)	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Jewellery Group	UNITED ARAB EMIRATES

Mineral	Smelter/Refiner	Location
Gold	Kazakhmys plc	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	REPUBLIC OF KOREA
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Mineral	Smelter/Refiner	Location
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	REPUBLIC OF KOREA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (trading as The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Pty Ltd.	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	HC Starck	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES

Mineral	Smelter/Refiner	Location
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL

Mineral	Smelter/Refiner	Location
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix (Phoenix, Arrow/Bell) Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thailand Smelting & Refining Co Ltd (Thaisarco)	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Mineral	Smelter/Refiner	Location
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	North American Tungsten	CANADA
Tungsten	Nui Phao Mining Company Ltd and H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Annex II

List of Countries of Origin for 3TG

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
HONG KONG
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KYRGYZSTAN
MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
MALAYSIA
MEXICO
NETHERLANDS
PERU
PHILIPPINES
POLAND
REPUBLIC OF KOREA
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES
UZBEKISTAN
VIETNAM
ZAMBIA